UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2007
____________________

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction
of incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.               OTHER EVENTS

On August 15, 2007, Tegal Corporation (the “Company”) and its wholly owned subsidiary, Sputtered Films, Inc. (“SFI”), executed a Mutual General Release and Settlement Agreement (the “Settlement Agreement”) with Gonzalez & Leigh LLP (“G&L”), one of the two law firms that represented SFI in its lawsuit against Advanced Modular Sputtering (“AMS”), which was settled in November 2006.  As previously disclosed in the Company’s SEC filings, G&L and Keker & Van Nest LLP (“KVN”) claimed they are entitled, as a result of the AMS settlement, to receive contingent fees from the Company and SFI.   KVN claims it is owed fees in the amount of approximately $6.72 million; G&L had claimed that it was owed approximately $2.25 million.  Pursuant to the Settlement Agreement, the Company paid G&L $995,000.  The Company intends to seek indemnification from KVN for the $995,000 paid to G&L.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2007	TEGAL CORPORATION
	By:	/s/Thomas R Mika
	Name: Title:	Thomas R. Mika Chief Executive Officer

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